UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  November 19, 1999



                             WARRANTECH CORPORATION
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             (Exact name of registrant as specified in its charter)

_____Delaware____                ____0-13084____              ___13-3178732____
(State or other juris-         (Commission File Number)           (IRS Employer
diction of incorporation)                                   Identification No.)

                    300 Atlantic Street, Stamford, Connecticut      ___06901___
                     (Address of Principal Executive Offices)       (Zip Code)

Registrant's  telephone  number,  including area code (203) 975-1100

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Item 5.             Other Events.

Letter from the Division of Corporation Finance of the Securities and Exchange Commission

     By letter addressed to Warrantech Corporation ("Warrantech" or "Registrant") dated November 18, 1999, (the "DCF Letter"), the Division of Corporation Finance of the Securities and Exchange Commission (the "DCF") stated that it does not object to Warrantech's revenue recognition policy as it is applied to its dealer - obligor contracts. As a result, with respect to dealer-obligor contracts, which represent approximately 63% of the Registrant's business, Registrant will continue to follow the accounting policy that it has applied over the past eight (8) years by recognizing a substantial portion of its administrative fee income in the year in which the service contracts are sold. Furthermore, Warrantech will continue to defer only that portion of the administrative fee income that pertains to administration of claims over the life of the contracts.

     The DCF had informed Warrantech in an earlier letter dated October 1, 1999 that it believed that the administrative fee income on dealer-obligor contracts should be recognized on a straight-line basis over the life of the contracts that Warrantech administers. Warrantech requested the DCF to reconsider its position and submitted further information to the DCF to support the revenue recognition policy that Warrantech had been following. Upon the review of this additional data, the DCF reconsidered its position and issued the DCF Letter of no objection, which Warrantech received on November 19, 1999. The DCF stated in its letter of no objection that it relied on Warrantech's conclusion and that of its independent auditors.

     With respect to service contracts in which Warrantech is the obligor, the DCF informed Warrantech in an earlier communication that, Warrantech should change its revenue recognition policy to comply with Financial Accounting Standards Board Technical Bulletin 90-1. Warrantech is currently preparing its financial statements to comply with this revenue recognition policy. Having received the DCF's views with respect to the revenue recognition policy for both dealer-obligor and administrator-obligor contracts, Warrantech's independent auditors are now in a position to complete their audit of Warrantech's financial statements for the fiscal year ended March 31, 1999 and to restate financial statements for prior years. When the audit of the Registrant's financial statements is completed, which is expected shortly, the Registrant will be in a position to bring its periodic filings with the Securities and Exchange Commission current. Once its filings are current, the Registrant can pursue its efforts to have its common stock again listed on Nasdaq.

The Registrant's Business

     The Registrant's common stock continues to trade on the over-the-counter market. The Registrant, through its subsidiaries, administers and markets service contracts and after-market warranties on automobiles, automotive components, recreational vehicles, appliances, consumer electronics, computer


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and computer  peripherals for retailers,  distributors  and  manufacturers.  The
Registrant continues to expand its domestic and global penetration, and now provides its services in the United States, Canada, Mexico, the United Kingdom, Puerto Rico and Latin America.

Safe Harbor Statement Pursuant to the Securities Litigation Reform Act of 1995

     This Form 8-K contains forward-looking statements which are subject to risks and uncertainties. The Registrant's ability to have its common stock traded on Nasdaq depends on the Registrant's ability to have the Nasdaq Listing Qualifications Panel (the "Panel") reconsider its decision to delist the Registrant's common stock, which was based on the delay in the filing of the Registrant's financial statements. The Registrant also has the right to appeal the Panel's decision to the Nasdaq Listing and Hearing Review Council. There is no assurance that the Panel's decision will be reversed upon reconsideration or through the appeal. Other risks and uncertainties include, but are not limited to, analysis of the service contracts for the purpose of computing the amount of any revenue which must be deferred, the number of prior period financial results which may have to be restated, the continuation of current levels of business activity, the impact of competitive products, product demand and market acceptance risks, reliance on key strategic alliances, fluctuations in operating results and other risks detailed from time to time in the Registrant's filings with the Securities and Exchange Commission. These risks could cause the Registrant's actual results for the current fiscal year and beyond to differ materially from those expressed in any forward - looking statements made by, or on behalf of, the Registrant.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                      WARRANTECH CORPORATION



Date:  November 23, 1999                         By:  /s/ Richard F. Gavino
                                                     ------------------------
                                                      Richard F. Gavino
                                                      Chief Financial Officer


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